EXHIBIT 8.1
                                                            -----------


                                                       January 30, 1997


                       Re: Offer to Exchange 8.60% Capital
                           Securities for the Outstanding
                           8.60% Capital Securities
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Provident Bancorp, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Provident Capital Trust I
c/o Provident Bancorp, Inc.
One East Fourth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

              We have acted as special tax counsel ("Tax Counsel") to

Provident Bancorp, Inc., an Ohio corporation (the "Company"), and Provident

Capital Trust I, a statutory business trust organized under the Business

Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and

Exchange Commission (the "Commission") of a Registration Statement on Form S-

4 (as amended, the "Registration Statement") under the Securities Act of

1933, as amended (the "Securities Act"), registering the exchange (referred to collectively herein as the "Exchange"), of:  (i) up to $100,000,000 aggregate liquidation amount of 8.60% Capital Securities (the "New Capital

Securities"), which will have been registered under the Securities Act pursuant to the Registration Statement, for a like liquidation amount of the

Trust's outstanding 8.60% Capital Securities (the "Old Capital Securities");

(ii) the Company's guarantee (which is set forth in the Guarantee Agreement,

dated November 27, 1996, between the Company and The Bank of New York, as trustee (the "Old Guarantee Trustee")) of the payment of distributions and payments upon liquidation or redemption of the Old Capital Securities (the
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"Old Guarantee Agreement") for a like guarantee (which will be set forth in the new Guarantee Agreement between the Company and The Bank of New York, as trustee (the "New Guarantee Trustee")) of the New Capital Securities (the

"New Guarantee Agreement"), which will have been registered under the

Securities Act pursuant to the Registration Statement; and (iii) all of the

Company's outstanding 8.60% Junior Subordinated Debentures (the "Old Junior

Subordinated Debentures") for a like aggregate principal amount of 8.60%

Junior Subordinated Debentures (the "New Junior Subordinated Debentures"),

which will have been registered under the Securities Act pursuant to the

Registration Statement.

              All capitalized terms used in this opinion letter and not

otherwise defined herein shall have the meaning ascribed to such terms in the

Registration Statement.

              In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) the Indenture, dated as of

November 27, 1996 (the "Indenture"), between the Company and The Bank of New

York, as trustee (the "Indenture Trustee"); (iii) forms of the Old Junior

Subordinated Debentures and the New Junior Subordinated Debentures; (iv) the

Amended and Restated Declaration of Trust, dated as of November 27, 1996 (the

"Declaration"), among the Company, as Sponsor, The Bank of New York, as the initial Property Trustee, The Bank of New York (Delaware), as the initial

Delaware Trustee and the initial Regular Trustees named therein; (v) the Old

Guarantee Agreement and a form of the New Guarantee Agreement; and (vi) forms of the Trust Securities.  Further, we have relied upon certain other statements and representations contained in the Company's letter of representation dated November 27, 1996.  We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other
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documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

              In our examination of such material, we have assumed the

genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us.  In addition, we also have assumed that (i) the transactions related to the original issuance of the Old Junior Subordinated

Debentures, the Old Capital Securities and the Common Securities were consummated in accordance with the terms of the documents and forms of documents described herein and (ii) the Exchange will be consummated in accordance with the terms of such documents and forms of documents.

              On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the

Declaration, we hereby confirm (i) our opinions set forth in the Registration

Statement under the caption "Certain United States Federal Income Tax

Consequences" and (ii) that, subject to the qualifications set forth therein,

the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

              We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.  Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal

Revenue Service ("IRS") or the courts, either of which could take a contrary position.  Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

              Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof.  Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

              We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

              We hereby consent to the use of this opinion for filing as

Exhibit 8.1 to the Registration Statement and the use of our name in the

Registration Statement under the captions "Certain United States Federal

Income Tax Consequences" and "Legal Matters".

                                    Very truly yours,

                                    /s/ Simpson Thacher & Bartlett